SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2000

GENERAL CABLE CORPORATION (Exact name of registrant as specified in its charter)

Delaware	1-12983	06-1398235

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4 Tesseneer Drive Highland Heights, KY 41076

(Address of principal executive offices, including zip code)

(859) 572-8000

(Registrant’s telephone number, including area code)

ITEM 2. Acquisition or Disposition of Assets

In December 1999, General Cable Corporation (the “Company”) determined to sell certain businesses in the United Kingdom, Italy, Africa and Asia due to their deteriorating operating performance. On February 9, 2000, the Company signed a definitive agreement with Pirelli Cavi e Sistemi, S.p.A., of Milan, Italy, for the sale of the stock of these businesses for a purchase price of $216 million, subject to closing adjustments. The terms of the definitive agreement, including the agreement with respect to consideration to be paid, were arrived at pursuant to arms-length negotiations between representatives of the Company, on the one hand, and representatives of Pirelli, on the other hand. The closing adjustments will include changes in net assets of the businesses to be sold since November 30, 1999, resulting from operating losses and other adjustments as defined in the sale agreement. The business units being sold were acquired from BICC plc during 1999 and consisted primarily of the operations in the United Kingdom, Italy and Africa and a joint venture interest in Malaysia. The transaction also includes a joint venture interest in China. Gross proceeds of $175.0 million were received on August 25, 2000 as a down payment against the final post-closing adjusted purchase price. The sale of certain businesses in Africa and Asia are subject to additional regulatory approval and once completed will increase the initial payment by $5.0 million. Completion is anticipated to occur at the end of the third quarter. Proceeds from the transaction will be used to reduce the Company’s outstanding debt.

ITEM 7. Financial Statements and Exhibits

The following pro forma financial information and exhibits are being filed as part of this report:

(b)	The pro forma financial information required to be filed with respect to the disposed businesses, attached hereto as Appendix I.

(c)	Exhibits

Number	Title

2.1	Share Purchase Agreement, made as of February 9, 2000, between General Cable Corporation and Pirelli Cavi E Sistemi, S.p.A. *

2.2	General Cable Corporation News Release dated August 25, 2000.

*	Incorporated by reference to such exhibit previously filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2000.

APPENDIX I

UNAUDITED PRO FORMA FINANCIAL DATA

The Unaudited Pro Forma Statements of Operations of the Company for the fiscal year ended December 31, 1999 and for the six-month period ended June 30, 2000 (the “Pro Forma Statements of Operations”), and the Unaudited Pro Forma Balance Sheet of the Company as of June 30, 2000 (the “Pro Forma Balance Sheet” and, together with the Pro Forma Statements of Operations, the “Pro Forma Financial Statements”), have been prepared to illustrate the estimated effect of the disposition. The Pro Forma Financial Statements do not reflect any anticipated cost savings from the disposition and there can be no assurance that any such cost savings will occur. The Pro Forma Statements of Operations give pro forma effect to the disposition as if it had occurred on May 28, 1999 (the date the assets were acquired from BICC plc) for the year ended December 31, 1999 and on January 1, 2000 for the six months ended June 30, 2000. Certain reclassifications have been made to the historical Statement of Operations for the year ended December 31, 1999 to conform to the current year presentation. The Pro Forma Balance Sheet gives pro forma effect to the disposition as if it had occurred on June 30, 2000. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ. The Pro Forma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of the Company and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

UNAUDITED PRO FORMA FINANCIAL DATA

	Year ended December 31, 1999					Six months ended June 30, 2000

		Less:					Less:
	Historical	Divested(a)	Pro Forma		Pro	Historical	Divested(a)	Pro Forma		Pro
	Consolidated	Businesses	Adjustments		Forma	Consolidated	Businesses	Adjustments		Forma

Statements of Operations:

Net sales	$2,088.4	$369.0	$—		$1,719.4	$1,473.8	$303.0	$—		$1,170.8

Cost of sales	1,809.8	314.8	—		1,495.0	1,314.2	299.3	—		1,014.9

Gross profit	278.6	54.2	—		224.4	159.6	3.7	—		155.9

Selling, general and administrative expenses	177.8	55.0	—		122.8	140.5	42.5	—		98.0

Operating Profit	100.8	(0.8)	—		101.6	19.1	(38.8)	—		57.9

Interest income (expense):

Interest expense	(49.8)	(2.5)	9.4	(b)	(37.9)	(40.9)	(1.8)	8.6	(b)	(30.5)

Interest income	2.1	1.1	—		1.0	1.3	0.2	—		1.1

	(47.7)	(1.4)	9.4		(36.9)	(39.6)	(1.6)	8.6		(29.4)

Earnings (loss) before income taxes	53.1	(2.2)	9.4		64.7	(20.5)	(40.4)	8.6		28.5

Income tax (provision) benefit	(18.9)	0.8	(3.3	)(c)	(23.0)	7.2	14.4	(3.1	)(c)	(10.3)

Net income (loss)	$34.2	$(1.4)	$6.1		$41.7	$(13.3)	$(26.0)	$5.5		$18.2

Earnings (loss) per common share	$0.95	$(0.04)	$0.17		$1.16	$(0.39)	$(0.76)	$0.16		$0.53

Weighted average common shares	35.9	35.9	35.9		35.9	34.0	34.0	34.0		34.0

Earnings per common share - assuming dilution	$0.95	$(0.04)	$0.17		$1.16	$(0.39)	$(0.76)	$0.16		$0.53

Weighted average common shares - assuming dilution	35.9	35.9	35.9		35.9	34.0	34.0	34.0		34.0

UNAUDITED PRO FORMA FINANCIAL DATA

	At June 30, 2000

		Less:
	Historical	Divested(a)	Pro Forma		Pro
	Consolidated	Businesses	Adjustments		Forma

Balance Sheet Data:

Current Assets:

Cash	$29.8	$3.7	—		$26.1

Receivables, Net	541.2	137.4	—		403.8

Inventories	459.0	83.5	—		375.5

Deferred Tax Asset	26.1	—	—		26.1

Prepaid Expenses and Other	32.5	0.9	(3.3	)(e)	28.3

Total Current Assets	1,088.6	225.5	(3.3)		859.8

Property, Plant and Equipment, Net	405.0	54.7	—		350.3

Deferred Tax Asset	38.7	16.3	—		22.4

Other Assets	64.1	26.4	—		37.7

Total Assets	$1,596.4	$322.9	$(3.3)		$1,270.2

LIABILITIES:

Current Liabilities:

Accounts Payable	$405.5	$100.2	$—		$305.3

Current Accrued Liabilities	147.2	21.1	(9.3	)(h)	116.8

Current Portion of Long-term Debt	21.0	—	—		21.0

Total Current Liabilities	573.7	121.3	(9.3)		443.1

Long-term Debt	772.9	5.5	(174.4	)(d)	593.0

Deferred Income Taxes	14.2	—	—		14.2

Other Noncurrent Liabilities	93.3	21.7	9.4	(f)	81.0

Total Liabilities	1,454.1	148.5	(174.3)		1,131.3

EQUITY:

Common Stock	0.4	—	—		0.4

Additional Paid-in Capital	90.8	—	—		90.8

Other Shareholders Equity	(6.8)	—	—		(6.8)

Accumulated Other Comprehensive Income (loss)	(14.0)	—	13.0	(g)	(1.0)

Retained Earnings	113.9	174.4	158.0		97.5

Treasury Stock	(42.0)	—	—		(42.0)

Total Equity	142.3	174.4	171.0		138.9

Total Liabilities and Equity	$1,596.4	$322.9	$(3.3)		$1,270.2

Description of Pro Forma Adjustments

(a)	The entire column represents the Statements of Operations for the period from May 28, 1999 to December 31, 1999 and for the six months ended June 30, 2000 and the Balance Sheet at June 30, 2000 for the divested businesses. The businesses were acquired from BICC plc during 1999 and consist principally of the operations in the United Kingdom, Italy and Africa and a joint venture interest in Malaysia. The transaction also includes a joint venture interest in China. The column includes all of the disposed businesses including both those which were part of the August 25, 2000 closing and those expected to close at the end of the third quarter.

(b)	The adjustment to reduce interest expense reflects the use of the net cash proceeds to reduce outstanding indebtedness under the Company’s credit facility. The adjustment for the year ended December 31, 1999 is based on assumed proceeds as if the transaction had occurred on May 28, 1999 of $204.7 million and the 1999 average annual interest rate of 7.9% and is pro-rated to seven months due to the May 28, 1999 acquisition date. The adjustment for the six months ended June 30, 2000 is based on assumed proceeds as if the transaction had occurred on January 1, 2000 of $194.5 million and the year to date June 2000 annual interest rate of 8.8%. Accrued interest is assumed to be paid current.

(c)	Represents the income tax benefit of the adjustment described in (b) above at the Company’s effective tax rate of 35.5%.

(d)	Represents the net cash proceeds used to reduce the outstanding balance under the Company’s credit facility as if the transaction had occurred on June 30, 2000.

(e)	Represents the write-off of unamortized bank fees due to the application of the net cash proceeds described in (d) above to reduce the outstanding balance under the Company’s credit facility.

(f)	Represents costs incurred as a result of the asset disposition including transactions costs, environmental and other remediation costs and severance for employees of the disposed businesses who did not transfer to Pirelli.

(g)	Represents the realization of the foreign exchange translation loss on the divested businesses which, prior to disposition, was carried in accumulated other comprehensive income (loss).

(h)	Represents the income tax benefit of the adjustments described in (e), (f) and (g) above at the Company’s effective tax rate of 35.5%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

Date: September 11, 2000	By: /s/ Christopher F. Virgulak
Name: Christopher F. Virgulak Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Title

2.1	Share Purchase Agreement, made as of February 9, 2000, between General Cable Corporation and Pirelli Cavi E Sistemi, S.p.A. *

2.2	General Cable Corporation News Release dated August 25, 2000.

*	Incorporated by reference to such exhibit previously filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2000.